As filed with the Securities and Exchange Commission on January 28, 2009

Registration No. 333-148982

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZION OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0065053
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6510 Abrams Road, Suite 300
Dallas, Texas 75231
(214) 221-4610
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Richard Rinberg
Chief Executive Officer
6510 Abrams Road, Suite 300
Dallas, Texas 75231
(214) 221-4610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Aboudi, Esq. Aboudi & Brounstein 3 Gavish Street Kfar Saba, 44641, Israel +972-9-764-4833 And Gerald Adler, Esq. Guzov Ofsink, LLC 600 Madison Avenue New York NY 10022 (212) 371-8008

NOTICE OF TERMINATION OF OFFERING

AND

REMOVAL OF SECURITIES FROM REGISTRATION

Registrant filed a registration statement with the Securities and Exchange Commission on February 1, 2008 (Registration No. 333-148982), as subsequently amended, which was declared effective on May 14, 2008. Pursuant to the registration statement, registrant registered 2,500,000 units of its securities with each unit (a “Unit”) consisting of (i) one share of common stock, par value $0.01 per share and (ii) one warrant to purchase one share of common stock at a per share exercise price of $7.00.

The Registrant’s offering ended on January 9, 2009. In the offering, Registrant accepted subscriptions in a total amount of $6,663,430 (of which $6,417,680 were cash and $245,750 were debt conversion) and, in consideration, issued 666,343 Units.

Pursuant to an undertaking registrant made in Item 17(3) of the registration statement, registrant hereby removes from registration 1,833,657 Units of the registrant that were not sold.

Item 16 Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1*	Amended and Restated Underwriting Agreement, dated April 29, 2008 between the Registrant and Brockington Securities Inc.
4.1*	Specimen Certificate for Registrant's Common Stock, par value $0.01 per share (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006)
4.2*	Specimen Form of Unit Warrant
4.4*	Amended and Restated Warrant Agreement dated as of April 30, 2008 between Registrant and Registrar & Transfer Company
5.1*	Opinion of Aboudi & Brounstein Law Offices, regarding legality of securities being registered
10.1*	Escrow Agreement dated as of January 31, 2008 between Registrant and Sterling Trust Company
23.1*	Consent of Aboudi & Brounstein Law Offices (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.2*	Consent of Lane Gorman Trubitt, L.L.P.
23.3*	Consent of Somekh Chaikin, a member of KPMG International
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

*  Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 28, 2009.

ZION OIL & GAS, INC. (Registrant)
By:	/s/ Richard Rinberg	By:	/s/ Martin Van Brauman
	Richard Rinberg Chief Executive Officer (Principal Executive Officer)	Martin Van Brauman, Senior Vice-President (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Rinberg and Martin van Brauman and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman of the Board of Directors	January 28, 2009
John M. Brown

/s/ Richard J. Rinberg	Chief Executive Officer and Director	January 28, 2009
Richard J. Rinberg

*	President, Chief Operating Officer and Director	January 28, 2009
Glen H. Perry

*	Executive Vice President, Treasurer and Director	January 28, 2009
William H. Avery

/s/ Martin Van Brauman	Senior Vice President, Chief Financial Officer, Secretary and Director	January 28, 2009
Martin Van Brauman

*	Director	January 28, 2009
Paul Oroian

*	Director	January 28, 2009
Kent Siegel

*	Director	January 28, 2009
Robert Render

*	Director	January 28, 2009
James Barron

*	Director	January 28, 2009
Yehezkel Druckman

*	Director	January 28, 2009
Forrest A. Garb

* by /s/ Martin Van Brauman
 Martin Van Brauman, Attorney-in-Fact